  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15,  2017

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 15, 2017, WD-40 Company (the “Company”) entered into a Note Purchase and Private Shelf Agreement (the “Note Agreement”) by and among the Company, PGIM, Inc. (“Prudential”), and certain affiliates and managed accounts of Prudential (the “Note Purchasers”), pursuant to which the Company agreed to sell $20.0 million aggregate principal amount of senior notes (the “Series A Notes”) to certain of the Note Purchasers.  The Series A Notes will bear interest at 3.39% per annum and will mature on November 15, 2032, unless earlier paid by the Company. Principal payments are required semi-annually beginning on May 15, 2018 in equal installments of $0.4 million through May 15, 2032, and the remaining outstanding principal of the Series A Notes in the amount of $8.4 million will become due on November 15, 2032.  Interest is also payable semi-annually beginning on May 15, 2018. The Company expects to use the proceeds to pay down short-term borrowings under the Company’s existing $175.0 million unsecured Credit Agreement dated June 17, 2011 (as amended, the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”).  $20.0 million of short term borrowings under the Credit Agreement were drawn primarily to fund the purchase and build out of the Company’s new San Diego, California office building, purchased in September 2016 and completed for occupancy in August 2017.  Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Note Agreement.

Pursuant to the Note Agreement, the Company may from time to time offer for sale to Prudential Affiliates, in one or a series of transactions, additional senior notes of the Company (the “Shelf Notes”) in an aggregate principal amount of up to $105.0 million. The Shelf Notes will have a maturity date of no more than 15½ years after the date of original issuance and may be issued no later than November 15, 2020. The Shelf Notes, if any,  would bear interest at a rate per annum, and would have such other particular terms, as would be set forth in a confirmation of acceptance executed by the parties prior to the closing of each purchase and sale transaction. Pursuant to the Note Agreement, the Series A Notes and any Shelf Notes (collectively, the "Notes") can be prepaid at the Company’s sole discretion, in whole at any time or in part from time to time, at 100% of the principal amount of the Notes being prepaid, together with accrued and unpaid interest thereon and any Make Whole Amount with respect to such Notes.

The Note Agreement contains representations, warranties,  events of default and remedies, as well as affirmative, negative and other financial covenants customary for this type of agreement and generally consistent with similar provisions of the Credit Agreement. These covenants include, among other things, certain limitations on the ability of the Company and its subsidiaries to incur indebtedness, create liens, dispose of assets, make investments, repurchase shares of the Company’s capital stock and enter into certain merger or consolidation transactions. The Note Agreement also includes a most favored lender provision which requires that any time any lender or other provider under any Principal Credit Agreement has the benefit of one or more financial or operational covenants that is different than, or similar to, but more restrictive than those contained in the Note Agreement, those covenants shall be immediately and automatically incorporated by reference in the Note Agreement (the “Most Favored Provision”). The Note Agreement requires the Company to adhere to the same financial covenants governing the Company’s existing Credit Agreement, as follows:

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The Consolidated Leverage Ratio cannot be greater than three to one.  The Consolidated Leverage Ratio means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

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The Consolidated Interest Coverage Ratio cannot be less than three to one.  The Consolidated Interest Coverage Ratio means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Charges for the most recently completed four fiscal quarters.

On November 15, 2017, the Company also entered into a fifth amendment (the “Fifth Amendment”) to the Credit Agreement (as amended by the first amendment dated January 7, 2013, the second amendment dated May 13, 2015, the third amendment dated November 16, 2015, the fourth amendment dated September 1, 2016) in contemplation of the new Note Agreement. The Fifth Amendment amends certain provisions and covenants in the Credit Agreement to generally conform them to the corresponding provisions and covenants contained in the Note Agreement in order to, among other things: (i) provide Bank of America with corresponding guaranty and lien rights; and (ii) introduce a most favored lender provision covenant to conform with the corresponding Most Favored Provision in the Note Agreement. The Fifth Amendment permits the Company to incur indebtedness arising under the Note Agreement in an aggregate principal amount not to exceed the $20.0 million, the amount of the Series A Notes sold pursuant to the Note Agreement. As a result, if the Company seeks to issue and sell any Shelf Notes pursuant to the Note Agreement, a further amendment to the Credit Agreement would be required for such a transaction to be permissible under the Credit Agreement. All other material terms and conditions of the Credit Agreement remained unchanged as a result of the Fifth Amendment.

The material terms and conditions of the Note Agreement and the Fifth Amendment described herein do not purport to be complete and are qualified in their entirely by the Note Agreement and Fifth Amendment, attached hereto as Exhibit 10(a) and Exhibit 10(b), respectively, and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference to this item 2.03.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	Note Purchase and Private Shelf Agreement dated November 15, 2017 by and among WD-40 Company, Prudential and the Note Purchasers.
10(b)	Fifth Amendment to Credit Agreement dated November 15, 2017 among WD-40 Company and Bank of America, N.A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: November 17, 2017	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer